UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):  December 13, 2011

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34818	77-0620426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Crescent Drive, Suite 120 Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

(310) 385-4000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                          Regulation FD Disclosure.

On December 13, 2011, RealD Inc. (the “Company”) inadvertently distributed non-public, unaudited, preliminary non-GAAP financial information that represented a preliminary discussion draft related to the results of its operations for the quarter-to-date and year-to-date period ended November 18, 2011 (the “Financial Information”).  The Financial Information, which was not reviewed by management or the external auditors, and was intended for management’s internal use only, was inadvertently distributed on December 13, 2011 after the close of the market.  A copy of the Financial Information is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K is being furnished solely to satisfy the requirements of Regulation FD in light of the inadvertent disclosure.  The information under this Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, unless specifically identified therein as being incorporated by reference.

The furnishing of information under this Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company that the information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

The Company does not intend on disclosing similar preliminary financial information in the future, nor undertakes any obligation to publicly update the Financial Information except as required by law. The preliminary draft Financial Information does not include all of the information and footnotes required by GAAP for complete financial statement presentation. In addition, certain key accounts, reconciliations and analytics are performed on a quarterly basis and adjustments may be subsequently required.  Due to the preliminary and unadjusted nature of the draft Financial Information, it should not be relied upon by any person as necessarily accurate.

Also included in the inadvertently disclosed Financial Information was the Company’s historical budget for the quarter-to-date and year-to-date period ended November 18, 2011 prepared for senior management in anticipation of the current fiscal year, which began in March 2011, based on certain assumptions that were made and scenarios contemplated at the time it was prepared.  The Company has not previously published budget information of this nature and does not intend to publish such budget information at any time in the future.  The budget information was intended solely for the Company’s management’s internal use only and was not intended for public disclosure.  As a result, the Financial Information should not be relied upon in predicting the Company’s future financial performance and results of operations.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking information and statements, including but not limited to statements concerning anticipated and budgeted financial performance and financial reporting practices.  These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning forward-looking statements and are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.  The Company’s Quarterly Report on Form 10-Q for the three months ended September 23, 2011 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

The Company undertakes no obligation to update publicly the information contained in this Current Report on Form 8-K, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

The Financial Information includes Adjusted EBITDA, which the Company’s management uses as a supplemental measure of its performance.  Adjusted EBITDA is not a recognized measurement under U.S. GAAP.  The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, income and other taxes, and depreciation and amortization, as further adjusted to eliminate the impact of share based compensation expense, exhibitor option expense and certain other items not considered by the Company’s management to be indicative of the Company’s core operating performance.  The Company presents Adjusted EBITDA in reporting its financial results to provide investors with additional tools to evaluate the Company’s operating results in a manner that focuses on what the Company’s management believes to be its ongoing business operations.  The Company’s management does not itself, nor does it suggest that investors should, consider any such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA is used by management for planning purposes, including: the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; in communications with its Board of Directors concerning financial performance; and as part of the Company’s credit agreement in which Adjusted EBITDA is used to measure compliance with certain covenants. Because not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.  Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Copy of inadvertently disclosed Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealD Inc.

By:	/s/ Craig Gatarz
Craig Gatarz
Executive Vice President, General Counsel and
Secretary

Date:  December 14, 2011